                                                                    EXHIBIT 4.16

DATED December 19, 1997
















INVESTOR AGREEMENT















JAFFE, RAITT, HEUER & WEISS
Suite 2400
One Woodward Avenue
Detroit
Michigan 48226
USA

THIS Investor Agreement (this "Agreement") is made the 19th day of December 1997 between Genomic Solutions, Inc, a Delaware corporation (the "Company") and each of the person identified below, all residents of the United Kingdom ("the Investors").

RECITALS

A. The Investors desire to exchange (the "Transaction") the entire issued share capital of PBA Technology Limited for certain shares (the "Shares") of the Company and have entered or will enter into certain agreements in futherance of the Transaction.

B. The issuance (the "Issuance") of the Shares to the Investors is exempt from the registration requirements of the Securities Act 1933, as amended (the "Act").

C. To establish and preserve available exemptions for the Company under the Act, the Investors and the Company have agreed to the restrictions and rights set forth herein. The Company and the Investors are entering into this Agreement to set forth certain rights, covenants, representations and warranties with respect to the Shares.

INVESTOR COVENANTS, REPRESENTATIONS AND WARRANTIES

Each Investor covenants, represents and warrants to the Company as follows, with the knowledge that the Company will rely on the following in issuing the Shares. All covenants, representations and warranties shall survive indefinitely:

1. Purchase for Investment. I am purchasing the Shares solely for my own account for investment only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in the Shares.

2. Means and Knowledge of Investor. I have adequate means of providing for my current needs and possible personal contingencies, have no need for liquidity in any investment in the Company, am able to bear the substantial economic risks of an investment in the Company for an indefinite period of time, and at present time could afford a complete loss of my investment in the Company. I have such knowledge and experience of financial and business matters as are necessary in order to enable me to utilise the information made available to me in connection with the offering of the Shares and to make an informed business decision with respect to my investment in the Company.

3. Restrictions on Transfer of Stockholder Shares

(a) Lock-Up: Upon notification from the Company that the Company intends to engage in an initial public offering, I agree that, without the prior written consent of the Company, I will not offer, sell, contract to sell of otherwise dispose of (or announce any offer, sale, contract of sale of other disposition), directly or indirectly, any of the

       Shares, of any securities convertible into or exchangeable for the Shares, until the date six (6) months after the effective date of the initial public offering of the Shares, to the extent required by an underwriter in connection with the initial public offering.

   (b) Restrictions under Securities Act of 1933. In addition to the restrictions imposed by Section 3(a), I recognize that the stock certificates representing the Shares will contain the following legend, and I hereby covenant to act in accordance with the following legend:

       THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED TO ANY RESIDENT OF THE UNITED STATES FOR A PERIOD OF TWELVE MONTHS IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY HAS BEEN OBTAINED TO THE EFFECT THAT THE PROPOSED TRANSFER COMPLIES WITH REGULATION S UNDER THE ACT OR OTHER EXEMPTION FROM REGISTRATION UNDER THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.


INVESTOR RIGHTS

4.  Registration Rights

   (a) Piggy-Back Registration Rights. Subject to Section 4(b) below if the Company proposes to register any of its stock or other securities under the Securities Act of 1933, as amended, in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares or a SEC Rule 145 Transaction, the Company shall give prompt written notice to the Investors of its intention to effect such a registration (each a "Piggyback Notice"), including without limitation any initial public offering and any subsequent offering whether or not pursuant to any exercise of any shareholder demand registration rights, and, provided that the Company has received a written request for inclusion therein within fifteen (15) days after the date of sending of such notice, the Company shall include in such registration, registration of all Shares. The Company shall pay all expenses incident to the Company's performance of or compliance with this section, other than underwriters' discount and commissions, which are the sole responsibility of the Investors, but including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and

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
          all independent certified public accountants and underwriters. Notwithstanding the foregoing, after the Company's initial public offering, the Company will not be required to include the Shares in the offering or to give notice to the Investors if the underwriters have advised the Company in writing that in their judgment market conditions will not allow the inclusion of any shares for resale in such offering.

     (b) Limitations on Registration Rights. The registration rights of the Investors granted pursuant to Section 4(a) above are subject to the rights of the holders of the Company's Series M Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (the "Preferred Stock"), as more particularly described in that certain Shareholders Agreement among the Company and the holders of the Company's capital stock. The Company shall be required to include the Shares in any registration only to the extent that such inclusion will not reduce the amount of shares of Preferred Stock included in the registration. Thereafter, to the extent that the total amount of Shares requested by the Investors to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine may be included in the offering, the Shares to be included will be apportioned pro rata among the Investors according to the total amount of securities owned by each Investor or in such other proportions as shall mutually be agreed to by such investors.

     (c) Indemnification. In the event any of the Shares are included in a registration statement under this Section:

         (i) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, and underwriter (as defined in the Securities Act of 1933) for such Investor and each person, if any, who controls such Investor or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (x) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (y) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (z) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities laws; and the Company will pay to each such Investor, underwriter of controlling person, as incurred, any legal or other expenses reasonably incurred by one law firm retained by them (or such additional law firms retained by an Investor or Investors if such Investor or Investors reasonably believe there exists a conflict of interest among them) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, lability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Investor, underwriter or controlling person.

              (ii) To the extent permitted by law, each selling Investor will indemnify and hold harmless the Company, each of its directors each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Investor selling securities in such registration statement and any controlling person of any such underwriter or other Investor, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration; and each such Investor will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection, in connection with investigating or defending any such loss, claim, damage, liability or action [delete;] if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided that, in no event shall any indemnity under this subsection exceed the net proceeds from the offering received by such Investor.

              (iii) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the failure to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

       (iv) The obligations of the Company and Investors under this Section shall survive the completion of any offering of securities in a registration statement under this Section, and otherwise.

5. Tag-Along Rights. If a third-party ("Intended Transferee") presents a bona fide written offer (the "Offer") to purchase fifty percent (50%) or more the Company's Subject Common Stock from any holder or holders of the Company's common stock other than the Investors (the shares to be purchased are referred to herein as the "Subject Shares"), and if the holder of the Subject Shares (the "Intended Transferor") desires to accept the Offer, the Investors shall be entitled to participate in the transaction with the Intended Transferee, in the same capacity as the Intended Transferor, such that each of the Investors shall be entitled to transfer, on the terms and conditions and in the manner set forth in the Offer, that percentage of his or her Shares equal to the percentage of the Subject Common Stock that the Subject Shares represent. "Subject Common Stock" means all common stock of the Company including all stock that have been or may be converted into common stock of the Company. In order to exercise his or her rights under the Section, an Investor shall so notify the Intended Transferor, the Intended Transferee and the Board of Directors of the Company on or before the twentieth (20th) business day after the Offer is received by the Intended Transferees. NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, THE PROVISIONS OF THIS SECTION 5 SHALL ONLY BE BINDING UPON AND ENFORCEABLE AGAINST HOLDERS OF THE COMPANY'S COMMON STOCK WHO HAVE DULY APPROVED THIS INVESTORS AGREEMENT AND SECTION 5 HEREOF BY THE REQUISITE VOTE, CONSENT OR AGREEMENT.

MISCELLANEOUS

6. Notices. Any and all notices, requests, demands and other communications permitted or required hereunder shall be in writing and shall be deemed given, on receipt if personally delivered or sent by facsimile or other electronic means, or three (3) business days after mailing if mailed, postage prepaid, certified or registered, return receipt requested, to the parties at the addresses indicated below, or at such other addresses as they may indicate by written notice given as herein provided.

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
7. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

8. Governing Law. This Agreement has been executed in, and shall be construed and enforced in accordance with the laws of the State of Delaware, United States of America (excluding choice of law rules of such jurisdiction).

9. Entire Agreement. This is and shall be deemed to be the complete and final expression of the agreement between the parties as to the matters herein contained.

10. Amendments. This Agreement may only be amended by written agreement executed by the parties hereto.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

12. Photographic Copies. Photographic or facsimile reproductions of this Agreement may be made and relied upon the same extent as though the copy were an original.

    THE PARTIES IDENTIFIED BELOW have executed this Agreement as of the date first written above


GENOMIC SOLUTIONS, INC     )

by


Signature page to Investor Agreement, dated December 19, 1997 between Genomic Solutions Inc. and the Investors




                                              Genomic Solutions Inc., a Delaware
                                              corporation



                                              By: /s/ Jeffrey S. Williams
                                                 -------------------------------
                                                  Jeffrey S. Williams


                                              Its: President, Chief Executive
                                              Officer and Chairman of the Board

SAM C. WHITBREAD
Southill Park,
Biggleswade, Beds,
SG19 9LL
United Kingdom          Sam C. Whitbread
                       ---------------------)


DR. JANE STEVENS
3 Clarendon Street,
Cambridge, CB1 1JU
United Kingdom         ---------------------)



SIMON COOKE
Deers,
Clavering,
Essex, CB11 4PX
United Kingdom         ---------------------)



MARTIN BLOOM
50 Eton Court,
Eton Avenue,
London,
NW3 3HJ
United Kingdom         ---------------------)



MALCLOM BOSTON
13 Trumpington Road,
Cambridge, CB2 2AJ
United Kingdom         ---------------------)



SAM C. WHITBREAD
Southill Park,
Biggleswade, Beds,
SG19 9LL
United Kingdom
                       ---------------------)


DR. JANE STEVENS
3 Clarendon Street,
Cambridge, CB1 1JU      Dr. Jane Stevens
United Kingdom         ---------------------)



SIMON COOKE
Deers,
Clavering,
Essex, CB11 4PX
United Kingdom         ---------------------)



MARTIN BLOOM
50 Eton Court,
Eton Avenue,
London,
NW3 3HJ
United Kingdom         ---------------------)



MALCOLM BOSTON
13 Trumpington Road,
Cambridge, CB2 2AJ
United Kingdom         ---------------------)



SAM C. WHITBREAD
Southill Park,
Biggleswade, Beds,
SG19 9LL
United Kingdom
                       ---------------------)


DR. JANE STEVENS
3 Clarendon Street,
Cambridge, CB1 1JU
United Kingdom         ---------------------)



SIMON COOKE
Deers,
Clavering,
Essex, CB11 4PX
United Kingdom         ---------------------)



MARTIN BLOOM
50 Eton Court,
Eton Avenue,
London,
NW3 3HJ
United Kingdom         ---------------------)



MALCOLM BOSTON
13 Trumpington Road,
Cambridge, CB2 2AJ
United Kingdom         ---------------------)



SAM C. WHITBREAD
Southill Park,
Biggleswade, Beds,
SG19 9LL
United Kingdom
                       ---------------------)


DR. JANE STEVENS
3 Clarendon Street,
Cambridge, CB1 1JU
United Kingdom         ---------------------)



SIMON COOKE
Deers,
Clavering,
Essex, CB11 4PX
United Kingdom         ---------------------)



MARTIN BLOOM
50 Eton Court,
Eton Avenue,
London,
NW3 3HJ                 Martin Bloom
United Kingdom         ---------------------)



MALCOLM BOSTON
13 Trumpington Road,
Cambridge, CB2 2AJ
United Kingdom         ---------------------)



SAM C. WHITBREAD
Southill Park,
Biggleswade, Beds,
SG19 9LL
United Kingdom
                       ---------------------)


DR. JANE STEVENS
3 Clarendon Street,
Cambridge, CB1 1JU      Dr. Jane Stevens
United Kingdom         ---------------------)



SIMON COOKE
Deers,
Clavering,
Essex, CB11 4PX
United Kingdom         ---------------------)



MARTIN BLOOM
50 Eton Court,
Eton Avenue,
London,
NW3 3HJ
United Kingdom         ---------------------)



MALCOLM BOSTON
13 Trumpington Road,
Cambridge, CB2 2AJ      Malcolm Boston
United Kingdom         ---------------------)

          3. Entire Agreement. This is and shall be deemed to be the complete and final expression of the agreement between the parties as to the matters herein contained.

          4. Amendment. This Agreement may only be amended by written agreement executed by the parties hereto.

          5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          6. Photographic Copies. Photographic or facsimile reproductions of this Agreement may be made and relied upon to the same extent as though the copy were an original.


               THE PARTIES IDENTIFIED BELOW have executed this Agreement as of the data first written above.


                                                   /s/ Suzanne C. Boston
                                                  -------------------------
                                                       Suzanne C. Boston

ANTHONY GARY BIDDLE
55 Upper Tilehurst Street,
Hitchin,
Herts, SG5 2EF
United Kingdom                Anthony Gary Biddle
                             -----------------------)


IAN BOSTON
Oak Cottage,
High Street,
Fen Drayton,
Cambs, CB4 5SJ
United Kingdom               -----------------------)



SUZANNE CATHRYN BOSTON
73 Disraeli Road,
Putney, London
SW15 2DR
United Kingdom               -----------------------)



HELEN S MORRIS
c/o Les Teres Cottage,
Havellet,
St Peter Port,
Guernsey GY1 1AZ
Channel Isles                -----------------------) by her attorney



LUCY A MORRIS
c/o Les Teres Cottage,
Havellet,
St Peter Port,
Guernsey GY1 1AZ
Channel Islands              -----------------------) by her attorney



ANTHONY GARY BIDDLE
55 Upper Tilehurst Street,
Hitchin,
Herts, SG5 2EF
United Kingdom
                             -----------------------)


IAN BOSTON
Oak Cottage,
High Street,
Fen Drayton,
Cambs, CB4 5SJ                Ian Boston
United Kingdom               -----------------------)



SUZANNE CATHRYN BOSTON
73 Disraeli Road,
Putney, London
SW15 2DR
United Kingdom               -----------------------)



HELEN S MORRIS
c/o Les Teres Cottage,
Havellet,
St Peter Port,
Guernsey GY1 1AZ
Channel Isles                -----------------------) by her attorney



LUCY A MORRIS
c/o Les Teres Cottage,
Havellet,
St Peter Port,
Guernsey GY1 1AZ
Channel Islands              -----------------------) by her attorney



ANTHONY GARY BIDDLE
55 Upper Tilehurst Street,
Hitchin,
Herts, SG5 2EF
United Kingdom
                             -----------------------)


IAN BOSTON
Oak Cottage,
High Street,
Fen Drayton,
Cambs, CB4 5SJ
United Kingdom               -----------------------)



SUZANNE CATHRYN BOSTON
73 Disraeli Road,
Putney, London
SW15 2DR
United Kingdom               -----------------------)



HELEN S MORRIS
c/o Les Teres Cottage,
Havellet,
St Peter Port,
Guernsey GY1 1AZ              Kevin O'Donovan
Channel Isles                -----------------------) by her attorney



LUCY A MORRIS
c/o Les Teres Cottage,
Havellet,
St Peter Port,
Guernsey GY1 1AZ              Kevin O'Donovan
Channel Islands              -----------------------) by her attorney



ANTHONY GARY BIDDLE
55 Upper Tilehurst Street,
Hitchin,
Herts, SG5 2EF
United Kingdom
                             -----------------------)


IAN BOSTON
Oak Cottage,
High Street,
Fen Drayton,
Cambs, CB4 5SJ
United Kingdom               -----------------------)



SUZANNE CATHRYN BOSTON
73 Disraeli Road,
Putney, London
SW15 2DR
United Kingdom               -----------------------)



HELEN S MORRIS
c/o Les Teres Cottage,
Havellet,
St Peter Port,
Guernsey GY1 1AZ              Kevin O'Donovan
Channel Isles                -----------------------) by her attorney



LUCY A MORRIS
c/o Les Teres Cottage,
Havellet,
St Peter Port,
Guernsey GY1 1AZ              Kevin O'Donovan
Channel Islands              -----------------------) by her attorney

DAVID WILLIAM BYATT
26 The Paddock,
Eaton Ford,
St. Neots,
Cambs, PE19 5SA
United Kingdom              DAVID WILLIAM BYATT
                            -------------------)



JACQUELINE BYATT
26 The Paddock,
Eaton Ford,
St. Neots,
Cambs, PE19 5SA
United Kingdom
                            -------------------)




ARTHUR JOHN PINKNEY
7 Burnt Close, St. Neots,
Huntingdon,
Cambs, PE19 2LZ
United Kingdom
                            -------------------)

PAUL NICHOLAS KING
The Homestead,
Church Road,
Glatton,
Huntingdon,
Cambs, PE19 5RR
United Kingdom
                            -------------------)




DAVID WILLIAM BYATT
26 The Paddock,
Eaton Ford,
St. Neots,
Cambs, PE19 5SA
United Kingdom
                            -------------------)



JACQUELINE BYATT
26 The Paddock,
Eaton Ford,
St. Neots,
Cambs, PE19 5SA
United Kingdom             JACQUELINE BYATT
                           --------------------)




ARTHUR JOHN PINKNEY
7 Burnt Close, St. Neots,
Huntingdon,
Cambs, PE19 2LZ
United Kingdom


                          ---------------------)


PAUL NICHOLAS KING
The Homestead,
Church Road,
Glatton,
Huntingdon,
Cambs, PE19 5RR
United Kingdom
                          ---------------------)


DAVID WILLIAM BYATT
26 The Paddock,
Eaton Ford,
St. Neots,
Cambs, PE19 5SA
United Kingdom
                          ---------------------)



JACQUELINE BYATT
26 The Paddock,
Eaton Ford,
St. Neots,
Cambs, PE19 5SA
United Kingdom
                          ---------------------)




ARTHUR JOHN PINKNEY
7 Burnt Close, St. Neots,
Huntingdon,
Cambs, PE19 2LZ
United Kingdom           ARTHUR JOHN PINKNEY
                         ---------------------)

PAUL NICHOLAS KING
The Homestead,
Church Road,
Glatton,
Huntingdon,
Cambs, PE19 5RR
United Kingdom
                         ---------------------)


DAVID WILLIAM BYATT
26 The Paddock,
Eaton Ford,
St. Neots,
Cambs, PE19 5SA
United Kingdom
                            -------------------)



JACQUELINE BYATT
26 The Paddock,
Eaton Ford,
St. Neots,
Cambs, PE19 5SA
United Kingdom
                            -------------------)




ARTHUR JOHN PINKNEY
7 Burnt Close, St. Neots,
Huntingdon,
Cambs, PE19 2LZ
United Kingdom
                            -------------------)

PAUL NICHOLAS KING
The Homestead,
Church Road,
Glatton,
Huntingdon,
Cambs, PE19 5RR
United Kingdom              PAUL NICHOLAS KING
                            ------------------)


                                       9